UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

ONCBIOMUNE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Park

Dr, Baton Rouge,

LA 70820

(Address of principal executive offices)

(225) 578-7555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 12, 2020, OncBioMune Pharmaceuticals, Inc. (the “Company”) and Avant Diagnostics, Inc. (“Avant”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).

Following the consummation of the transactions contemplated in the Asset Purchase Agreement, the Company will acquire substantially all of the assets of Avant and assume certain of its liabilities (the “Asset Sale Transaction”). Upon the terms and subject to the conditions of the Asset Purchase Agreement, Avant agreed to sell to the Company all of Avant’s title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or hereafter acquired, except for the specific excluded assets, which relate to, or are used or held for use in connection with, Avant’s business. The Company also agreed to hire all Avant’s employees upon consummation of the Asset Sale Transaction. As consideration for the Asset Sale Transaction, Company shall issue to Avant 1,000 shares of a newly created Series D-1 Convertible Preferred Stock of the Company (the “Series D-1 Preferred”). Upon the effectiveness of the amendment to our Articles of Incorporation referred to in Item 5.07 below, all such shares of Series D-1 Preferred issued to Avant shall automatically convert into approximately 4,441,400,000 shares of Common Stock of the Company. The Series D-1 Preferred, together with certain warrants to be assumed and options to be granted to management, employees and consultants on the closing date shall represent approximately 85% of the fully-diluted shares of the Company upon closing of the Asset Sale Transaction.

The obligation of the Company and Avant to consummate the Asset Sale Transaction will be subject to the satisfaction or waiver of a number of closing conditions, including, but not limited to, the following (i) the exchange of all of our outstanding convertible promissory notes and related warrants, if applicable, by the holders thereof for shares of newly created Series C-1 Convertible Preferred Stock of the Company; (ii) the completion of a private placement of shares of newly created Series C-2 Convertible Preferred Stock of the Company for at least $1,000,000 in cash; (iii) the settlement of certain amounts of the Company’s outstanding indebtedness for shares of a newly created Series D-2 Convertible Preferred Stock of the Company; and (iv) the Company appointing Mick Ruxin, M.D. as it’s President and Chief Executive Officer and as a director and appointing Jeffrey Busch as the Chairman of the Board of Directors.

The Asset Sale Agreement contains certain termination rights for both the Company and Avant under the following circumstances: (i) by the Company or Avant as a result of the closing of the Transaction not being completed by May 31, 2020; (ii) by the Company as a result of a breach by Avant of any of its representations or warranties or a failure by Avant to perform any covenant or agreement that would cause the closing condition relating to truth of representations and performance of covenants not to be satisfied, and such breach or failure to perform is not cured within thirty calendar days of written notice thereof; (iii) by Avant as a result of the breach by the Company of any of its representations or warranties or a failure by the Company to perform any covenant or agreement that would cause the closing condition relating to truth of representations and performance of covenants not to be satisfied, and such breach or failure to perform is not cured within thirty calendar days of written notice thereof; or (iv) by mutual written consent of the Company and Avant.

Subject to certain exceptions and other provisions, the Avant has agreed to indemnify the Company for breaches of certain representations and warranties and certain other matters. In addition, the Company has agreed to indemnify Avant for breaches of certain representations and warranties and certain other matters.

The Asset Purchase Agreement (and the foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby) has been included to provide investors and shareholders with information regarding the terms of the Asset Purchase Agreement and the transactions contemplated thereby. It is not intended to provide any other factual information about the Company or Avant. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only as of specified dates for the purposes of the Asset Purchase Agreement, were solely for the benefit of the parties to the Asset Purchase Agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Asset Purchase Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC. Investors and shareholders are not third-party beneficiaries under the Asset Purchase Agreement. Accordingly, investors and shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

This report shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Asset Purchase Agreement described above in Item 1.01, which disclosure is incorporated herein by reference, the Company has agreed to deliver the Series D-1 Preferred to Avant at the closing of the Asset Sale Transaction, subject to the satisfaction of the closing conditions set forth in the Asset Purchase Agreement. The issuance of the Series D-1 Preferred by the Company to Avant will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2020, holders of 50.2% of the voting power of our capital stock acted by written consent in lieu of a meeting to approve an increase in the Company’s authorized common stock, par value $0.0001 per share, from 6,666,667 shares to 12,000,000,000 shares and to change our corporate name from OncBioMune Pharmaceuticals, Inc. to “Theralink Technologies, Inc.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Asset Purchase Agreement, dated May 12, 2020, between OncBioMune Pharmaceuticals, Inc. and Avant Diagnostics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

	By:	/s/Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	Chief Executive Officer, Chief Financial Officer and President

Date: May 13, 2020